Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 17, 2013, Depomed, Inc., a California corporation (“Depomed” or the “Company”), filed a Current Report on Form 8-K reporting Depomed’s acquisition from Nautilus Neurosciences, Inc. (“Nautilus”) of all of the U.S. rights to CAMBIA® (diclofenac potassium for oral solution), including related product inventory, and assumption from Nautilus of certain liabilities relating to CAMBIA, for $48,725,000 in cash (collectively, the “CAMBIA Acquisition”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 are based on the historical financial statements of the Company and Nautilus after giving effect to the CAMBIA Acquisition and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Company has determined that the CAMBIA Acquisition constitutes a business acquisition as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, Business Combinations. Accordingly, the assets acquired and the liabilities assumed are presented at their acquisition-date fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, Fair Value Measurements and Disclosures. Management has made a preliminary determination of the fair value of the assets acquired and liabilities assumed based on various estimates, as noted in Note 2 to the unaudited pro forma condensed combined balance sheet. Management is continuing to refine those estimates and consequently, the final determination of these estimated fair values may differ materially from those presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the CAMBIA Acquisition had occurred on September 30, 2013.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the CAMBIA Acquisition had occurred on January 1, 2012 and were carried forward through each of the respective periods.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the financial position or results of operation in future periods or the results that actually would have been realized had the Company and Nautilus been a combined company during the specified periods.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(AMOUNTS IN THOUSANDS)

	Historical	Pro Forma		Depomed
	Depomed	Adjustments		Pro Forma
	(1)

ASSETS
Current assets:
Cash and cash equivalents	$64,282	$(48,725)	(A)	$15,557
Marketable securities	16,294	—		16,294
Accounts receivable	8,312	—		8,312
Receivables from collaborative partners	7,769	—		7,769
Inventories	7,822	3,837	(B)	11,659
Prepaid and other current assets	6,142	409	(A)	6,551
Total current assets	110,621	(44,479)		66,142
Marketable securities, long-term	4,786	—		4,786
Property and equipment, net	8,382	—		8,382
Intangible assets, net	32,626	51,360	(A)	83,986
Other assets	329	—		329
	$156,744	$6,881		$163,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,288	$—		$30,288
Deferred license revenue	3,182	—		3,182
Other current liabilities	649	1,847	(A)	2,496
Total current liabilities	34,119	1,847		35,966
Deferred license revenue, non-current portion	13,235	—		13,235
Contingent consideration liability	9,787	1,010	(A)	10,797
Other long-term liabilities	7,390	3,540	(A)	10,930
Commitments
Shareholders’ equity:
Preferred Shares	—	—		—
Common Shares	218,070	—		218,070
Accumulated deficit	(125,849)	484	(A)	(125,365)
Accumulated other comprehensive gain, net of tax	(8)	—		(8)
Total shareholders’ equity	92,213	—		—
	$156,744	$6,881		$163,625

(1)         Amounts represent the historical balance sheet for Depomed and are based on the accounting records of Depomed, as reported in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, filed with the U.S. Securities and Exchange Commission on November 7, 2013.

See accompanying notes to the unaudited pro forma condensed balance sheet.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(AMOUNTS IN THOUSANDS, EXCEPT NET INCOME (LOSS) PER SHARE)

	Historical		Pro Forma		Depomed
	Depomed	Nautilus	Adjustments	Notes	Pro Forma
	(1)	(2)
Revenues:
Product sales	$39,513	$9,387	$—		$48,900
Royalties	44,599	161	—		44,760
License and other revenue	9,484	156	(156)	(C)	9,484
Total revenues	93,596	9,704	(156)		103,144

Costs and expenses:
Cost of sales	4,923	1,349	—	(B)	6,272
Research and development expense	6,049	—	—		6,049
Selling, general and administrative expense	77,705	17,928	(82)	(D)	95,551
Amortization of intangible assets	3,082	888	2,964	(E)	6,934
Total costs and expenses	91,759	20,165	2,882		114,806

Income (loss) from operations	1,837	(10,461)	(3,038)		(11,662)

Other income (expense):
Interest and other income	142	26	(19)	(F)	149
Interest and other expense	(440)	(3,438)	3,438	(F)	(440)
Total other income (expense)	(298)	(3,412)	3,419		(291)

Net income (loss) before income taxes	1,539	(13,873)	381		(11,953)

Provision for income taxes	(27)	—	—		(27)

Net income (loss)	$1,512	$(13,873)	$381		$(11,980)

Basic net income (loss) per common share	$0.03				$(0.21)
Diluted net income (loss) per common share	$0.03				$(0.21)

Shares used in computing basic net income (loss) per common share	56,615,359				56,615,359
Shares used in computing diluted net income (loss) per common share	57,316,830				57,316,830

(1)         Amounts represent the historical results of operations for Depomed and are based on the accounting records of Depomed, as reported in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, filed with the U.S. Securities and Exchange Commission on November 7, 2013.

(2)         Amounts represent Depomeds’ best estimate of the historical results of operations for Nautilus from January 1, 2013 to September 30, 2013 and are based on the accounting records of Nautilus provided to Depomed in connection with the CAMBIA Acquisition.

See accompanying notes to the unaudited pro forma combined statements of operations.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(AMOUNTS IN THOUSANDS, EXCEPT NET INCOME (LOSS) PER SHARE)

	Historical		Pro Forma		Depomed
	Depomed	Nautilus	Adjustments	Notes	Pro Forma
	(1)	(2)
Revenues:
Product sales	$27,483	$13,067	$—		$40,550
Royalties	44,535	19	—		44,554
License and other revenue	18,798	750	—		19,548
Total revenues	90,816	13,836	—		104,652

Costs and expenses:
Cost of sales	6,039	1,727	—	(B)	7,766
Research and development expense	15,462	—	—		15,462
Selling, general and administrative expense	97,646	25,044	(133)	(D)	122,557
Amortization of intangible assets	2,022	1,054	4,082	(E)	7,158
Total costs and expenses	121,169	27,825	3,949		152,943

Income (loss) from operations	(30,353)	(13,989)	(3,949)		(48,291)

Other income (expense):
Interest and other income	520	13	(11)	(F)	522
Interest and other expense	(39)	(1,757)	1,757	(F)	(39)
Total other income (expense)	481	(1,744)	1,746		483

Net income (loss) before income taxes	(29,872)	(15,733)	(2,203)		(47,808)

Provision for income taxes	91	—	—		91

Net income (loss)	$(29,781)	$(15,733)	$(2,203)		$(47,717)

Basic net income (loss) per common share	$(0.53)				$(0.85)
Diluted net income (loss) per common share	$(0.53)				$(0.85)

Shares used in computing basic net income (loss) per common share	55,892,563				55,892,563
Shares used in computing diluted net income (loss) per common share	55,892,563				55,892,563

(1)         Amounts represent historical results of operations for Depomed for the year ended December 31, 2012 and are derived from its financial statements for the year ended December 31, 2012.

(2)         Amounts represent historical results of operations for Nautilus for the year ended December 31, 2012 and are derived from its financial statements for the year ended December 31, 2012 included herein.

See accompanying notes to the unaudited pro forma combined statements of operations.

DEPOMED, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The pro forma data included herein is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the CAMBIA Acquisition been consummated as of January 1, 2012. The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the CAMBIA Acquisition and factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. Management has made a preliminary determination of the tangible and intangible assets acquired and liabilities assumed based on various estimates. The acquisition accounting is dependent upon certain valuations that are currently in progress. Accordingly, the pro forma adjustments included in this document are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information and may be revised as additional information becomes available or as additional analyses are performed.

Note 2—Preliminary Determination of the Fair Value of Net Assets Acquired.

The CAMBIA Acquisition was accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the tangible and identifiable intangible assets and liabilities of CAMBIA are recorded at their respective fair values as of the acquisition date, including an amount for goodwill or negative goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets.

At December 31, 2013, the Company has estimated the fair values for the assets acquired and liabilities assumed at the acquisition date. The Company is currently completing the valuation work to determine the fair value of assets acquired and liabilities assumed which will be reflected in our Annual Report on Form 10-K for the year ended December 31, 2013.

A summary of the purchase price for the CAMBIA Acquisition is as follows (in thousands), as of December 17, 2013:

Cash for CAMBIA and related inventories	$48,725
Fair value of contingent consideration	1,010
Purchase price	$49,735

Fair value of assets acquired and liabilities assumed

The following table summarizes the fair values of assets acquired and liabilities assumed (in thousands), as of December 17, 2013:

Intangible asset - CAMBIA product rights	$51,360
Inventories	3,837
Prepaid fees and samples	409
Sales reserve liabilities	(1,847)
Unfavorable contracts assumed	(3,540)
Bargain purchase	(484)
$49,735

Note 3—Pro Forma Adjustments

The Company has not presented a balance sheet as of September 30, 2013 for Nautilus as no assets or liabilities in addition to the ones reflected in the pro forma adjustments were acquired or assumed. The following pro forma adjustments are included in the unaudited pro forma condensed balance sheet as of September 30, 2013:

(A)       Reflects the estimated fair values determined for the tangible and identified intangible assets acquired and liabilities assumed as of the closing date of the acquisition based upon their respective fair values.

(B)       To adjust acquired inventory to its estimated fair value as of the acquisition date. The combined company’s cost of sales will reflect the increased valuation of Nautilus’s inventory as the acquired inventory is sold, which is expected to occur within the first year post-acquisition. There is no continuing impact of the acquired inventory adjustment on the combined operating results, and as such, it is not included in the unaudited pro-forma condensed combined statement of income.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013:

(C)       The pro forma adjustments reflect the elimination of revenue not related to the CAMBIA Acquisition for the nine months ended September 30, 2013.

(D)       The pro forma adjustments reflect the elimination of depreciation expense related to fixed assets not acquired by the Company in connection with the CAMBIA Acquisition for the nine months ended September 30, 2013 and for the year ended December 31, 2012.

(E)        To adjust amortization of intangible assets as follows:

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
(In thousands)	2012	2013
Eliminate Nautilus’s historical intangible asset amortization expense	$(1,054)	$(888)
Estimated amortization expense of acquired finite-lived intangibles:
Intangible Asset (estimated to be $51,360,000 amortized ratably over an average useful life of 10 years)	5,136	3,852
Total	$4,082	$2,964

(F)         The pro forma adjustments reflect the elimination of interest expense related to the term loan payable and interest income for the nine months ended September 30, 2013 and for the year ended December 31, 2012. Depomed did not acquire the cash held by Nautilus nor did they assume the Nautilus outstanding term loan in connection with the CAMBIA Acquisition.